EXHIBIT 5.1



                     [ DUANE, MORRIS & HECKSCHER LOGO ]



                                November 7, 1996


The Board of Directors
First Lehigh Corporation
1620 Pond Road
Allentown, PA 18104

         Re: Form SB-2 Registration Statement No. 333-13247

Gentlemen:

         We have acted as counsel to First Lehigh Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form SB-2 (the "Registration Statement") relating to the offer and sale by the Company of up to 57,000 shares (the "Shares") of Senior Preferred Stock, $.01 par value, of the Company (the "Senior Preferred Stock") and an indeterminate number of shares (the "Conversion Shares") of Common Stock, $.01 par value, of the Company into which the Shares are convertible.

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement and the prospectus (the "Prospectus") included as part of the Registration Statement. We have also examined the Company's Articles of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares and the reservation of the Conversion Shares, the form of Subscription and Waiver Agreement that will accompany the Prospectus, which is to be executed by subscribers for the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is our opinion that each of the Shares, when issued pursuant to the provisions of the Subscription and Waiver Agreement, the Prospectus and the Company's Articles of Incorporation, will be duly authorized, legally and validly issued and outstanding, fully paid and non-assessable, and that each of the Conversion Shares, when issued upon conversion of the Shares in accordance with the terms of the Senior Preferred Stock under the Company's Articles of Incorporation, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.


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Board of Directors
First Lehigh Corporation
November 7, 1996
Page 2



         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Legal Matters."

                                            Sincerely,

                                            DUANE, MORRIS & HECKSCHER